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                                                                      EXHIBIT 21

                        BINDLEY WESTERN INDUSTRIES, INC.
                              LIST OF SUBSIDIARIES



1.       BW Food Distributors, Inc. - Salem, NH

2.       BW Transportation Services, Inc. - Indianapolis, IN

3.       Special Services Company - Orange, CT

4.       Priority Healthcare Services Corporation - Indianapolis, IN

5.       College Park Plaza Associates, Inc. - Indianapolis, IN











Exhibit 21

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